CR. R Villarmarzo & Asoc.
                          Ernst & Young International
                         Contadores Publicos-Auditores
                    Asesores Fiscales-Consultores Gerenciales



                      Consent of Independent Public Accountants
                      -----------------------------------------





          We consent to the  incorporation by reference in Ampal American
          Israel   Corporation's   Registration   Statement   on Form S-8
          of our report dated January 18, 1994 with respect to the Financial Statements of Hapoalim (Latin America) Casa Bancaria S.A. included in Ampal American Israel Corporations FORM 10-K for the year ended December 31, 1993 and consent to all reference to our firm under the caption "Experts" in this registration statement.



          Montevideo                            C  R  .  R.  VILLARMARZO Y ASOC.
          August 11, 1994                       Ernst & Young International